Exhibit 5.1

November 5, 2014

Omnicare, Inc.

900 Omnicare Center

201 E. Fourth Street

Cincinnati, Ohio 45202

Ladies and Gentlemen:

Registration Statement on Form S-3

We have acted as counsel to Omnicare, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 filed on the date hereof (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) by the Company and certain of its subsidiaries (the “Subsidiaries”). The Registration Statement relates to the offer and sale, from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of the following securities: (i) common stock, par value $1.00 per share, of the Company (“Common Stock”); (ii) one or more classes or series of preferred stock, no par value per share, of the Company (“Preferred Stock”); (iii) one or more series of debt securities of the Company, consisting of debentures, notes and/or other evidences of indebtedness, which may be senior obligations (the “Senior Debt Securities”) or subordinated obligations (the “Subordinated Debt Securities”) to certain other obligations of the Company (collectively, “Debt Securities”); (iv) guarantees of the Debt Securities by one or more of the Subsidiaries (the “Guarantees”); and (v) warrants to purchase Securities (as hereinafter defined) of the Company (“Warrants,” and together with the Common Stock, Preferred Stock, Debt Securities and Guarantees, the “Securities”).

The Senior Debt Securities will be issued under a senior debt securities indenture in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (the “Senior Indenture”), proposed to be entered into between the Company and trustee (any such trustee, the “Senior Indenture Trustee”). The Subordinated Debt Securities will be issued pursuant to that subordinated debt securities indenture dated as of June 13, 2003 between the Company and U.S. Bank National Association (as successor to SunTrust Bank), as trustee (the “Subordinated Indenture Trustee”), as amended or supplemented from time to time (the “Subordinated Indenture”). The Senior Indenture and the Subordinated Indenture are sometimes hereinafter referred to individually as an “Indenture” and collectively as the “Indentures.” The Warrants will be issued under a warrant agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a “Warrant Agreement”).

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined (i) the Registration Statement; (ii) the form of Senior Indenture; (iii) the Subordinated Indenture; (iv) the Certificate of Incorporation of the Company, as amended and currently in effect (the “Certificate of Incorporation”); (v) the By-Laws of the Company, as amended and currently in effect (the “By-laws”); (vi) the resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the Registration Statement and the issuance of the Securities (the “Board Resolutions”) and (vii) the corporate documents, records, instruments and certificates of the Subsidiaries. We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers and other representatives of the Company and the Subsidiaries, and such other agreements, instruments and documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have also assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, or as retrieved from the Commission’s EDGAR database, and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company or the Subsidiaries, we have assumed that such parties had the power, corporate or other, to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. Furthermore, we have assumed, for purposes of this opinion, that (i) at the time of issuance, sale or delivery of Common Stock or Preferred Stock, as the case may be, a sufficient number of shares of Common Stock or Preferred Stock, as the case may be, will be duly authorized and available for issuance, and (ii) each offer, issuance, sale or delivery of Common Stock, Preferred Stock, Debt Securities, Guarantees or Warrants will comply with applicable law.

In our capacity as your counsel in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the Registration Statement and the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable laws, in the manner presently proposed.

On the basis of the foregoing, and in reliance thereon, and subject to the additional limitations, qualifications and exceptions set forth herein, we are of the opinion that:

1. With respect to any offering of Common Stock (the “Offered Common Stock”), the shares of the Offered Common Stock (including any Offered Common Stock duly issued upon conversion, exchange or exercise of any other Securities) will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

2. With respect to any offering of any series of Preferred Stock (the “Offered Preferred Stock”), when the Certificate of Designation (as hereinafter defined) has been duly filed with the Secretary of State of the State of Delaware, the shares of the Offered Preferred Stock (including any Offered Preferred Stock duly issued upon conversion, exchange or exercise of any other Securities), will be duly authorized, validly issued, fully paid and nonassessable.

3. With respect to any offering of any series of Debt Securities offered under the Senior Indenture or the Subordinated Indenture (the “Offered Debt Securities”), when a supplemental indenture in respect of such Offered Debt Securities has been duly executed and delivered by the parties thereto, the Offered Debt Securities (including any Offered Debt Securities duly issued upon conversion, exchange or exercise of any other Securities) will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to any offering of any series of Guarantees (the “Offered Guarantees”), upon (i) establishment by the Board of Directors (or equivalent thereof) of the Guarantors (the “Guarantors”) of the terms, conditions and provisions of any Offered Guarantees to be issued by such Guarantors; and (ii) due authorization by the Guarantors of such Offered Guarantees, the Offered Guarantees will be duly authorized by the applicable Guarantors; and when the Offered Guarantees have been duly established by the Indentures and the Debt Securities to be guaranteed by the Offered Guarantees have been duly authenticated by the Senior Indenture Trustee and the Subordinated Indenture Trustee, respectively and duly executed and delivered by the Guarantor against payment therefor in accordance with the terms and provisions of the Indentures and as contemplated by the Registration Statement, the Offered Guarantees will constitute valid and binding obligations of the applicable Guarantors, enforceable against such Guarantors in accordance with their terms.

5. With respect to any offering of any series of Warrants (the “Offered Warrants”), when the Warrant Agreement relating to the Offered Warrants, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein, has been duly executed and delivered as contemplated by the Board Resolutions or other action by the Board or a duly appointed committee thereof, the Offered Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Securities offered pursuant to the Registration Statement (collectively, the “Offered Securities”): (i) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have duly established the terms of the Offered Securities and duly authorized and taken any other necessary corporate action to approve the issuance and sale of the Offered Securities and related matters (including without limitation with respect to Offered Preferred Stock, the execution, acknowledgment and filing of a Certificate of Designation (the “Certificate of Designation”) in accordance with the applicable provisions of the General Corporation Law of the State of Delaware) and such authorizations and actions have not been rescinded; (ii) the terms of the issuance and sale of the Offered Securities have been duly established in conformity with the Certificate of Incorporation, the By-Laws, Indenture or Warrant Agreement (collectively, the “Applicable Agreements”), and any other relevant agreement so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws (subject to the further assumption that the Certificate of Incorporation and the By-Laws have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the Offered Securities, and any certificates or receipts representing the interests in the relevant Offered Securities, have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and have been duly issued and sold in accordance with any relevant agreement (including, any Applicable Agreements), any underwriting agreement with respect to the Offered Securities or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement or any post-effective amendment thereto, and any Prospectus Supplement relating thereto; (iv) the Registration Statement (including all necessary post-effective amendments) will have been declared, or otherwise have become, effective under the Act and such effectiveness shall not have been terminated or rescinded; (v) an appropriate Prospectus Supplement will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Offered Securities offered thereby; (vi) the Offered Securities will be issued and sold in compliance with applicable Federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there will not have occurred any change in law affecting the validity of the opinions rendered herein; (vii) if the Offered Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto; and (viii) in the case of an Indenture, Warrant Agreement, Certificate of Designation or other agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

We also have assumed that (i) the Senior Indenture will be, and the Subordinated Indenture has been, duly authorized, executed and delivered by the Senior Indenture Trustee and the Subordinated Indenture Trustee, respectively, and that any Debt Securities that may be issued will be authenticated by duly authorized officers of the Senior Indenture Trustee or the Subordinated Indenture Trustee, as the case may be; and (ii) any Warrant Agreements will be duly authorized, executed, delivered and duly signed by the applicable parties thereto other than the Company. We have also assumed that the Indentures are the valid and legally binding obligations of the Senior Indenture Trustee and Subordinated Indenture Trustee.

Any opinion set forth herein as to enforceability of obligations of the Company is subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court before which any proceedings therefore may be brought (such principles of equity are of general application, and in applying such principles, a court might include a covenant of good faith and fair dealing and apply concepts of reasonableness and materiality); (ii) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars; (iii) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency. Rights to indemnification and contribution may also be limited by Federal and state securities laws.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

This opinion is limited to the laws of the State of New York and the following statutes: the General Corporation Law of the State of Delaware; the Delaware Limited Liability Company Act; the Delaware Revised Uniform Partnership Act; the California Corporations Code; the Florida Business Corporation Act; and the Florida Revised Limited Liability Company Act. Where the laws of other jurisdictions as to the Guarantors are relevant to such opinions, we have to the extent necessary in connection with the opinions contained herein, relied upon the following opinions, dated the date hereof, that have been filed with the Commission as exhibits to the Registration Statement: (i) Briskin, Cross & Sanford, LLC, with respect to the Georgia Guarantors; (ii) Daneker, McIntire, Schumm, Prince, Manning & Widmann, P.C., with respect to the Illinois and Maryland Guarantors; (iii) Bingham Greenebaum Doll LLP, with respect to the Indiana and Ohio Guarantors; (iv) Hancock, Daniel, Johnson & Nagle, P.C., with respect to the Kentucky, South Carolina, Virginia and West Virginia Guarantors; (v) Taylor Porter Brooks & Phillips, L.L.P., with respect to the Louisiana Guarantors; (vi) Plunkett Cooney, P.C., with respect to the Michigan Guarantors; (vii) McAfee & Taft, A Professional Corporation, with respect to the Oklahoma Guarantors; (vii) Carmody MacDonald P.C., with respect to the Missouri Guarantors; (x) Shaheen & Gordon, P.A., with respect to the New Hampshire Guarantors; (ix) Stoel Rives LLP, with respect to the Washington Guarantors; (xii) Stradley Ronon Stevens & Young, LLP, with respect to the New Jersey and Pennsylvania Guarantors; (xii) Davenport, Evans, Hurwitz & Smith, LLP, with respect to the South Dakota Guarantors; and (xii) Davis & Kuelthau, S.C., with respect to the Wisconsin Guarantors. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ White & Case LLP

MR/PM/AG/JDC

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